UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of report (Date of earliest event reported): July 28, 2023

Enstar Group Limited
(Exact name of registrant as specified in its charter)

Bermuda	001-33289	N/A
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
P.O. Box HM 2267, Windsor Place 3rd Floor
22 Queen Street, Hamilton HM JX Bermuda                         N/A
(Address of principal executive offices)                          (Zip Code)
Registrant’s telephone number, including area code: (441) 292-3645

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Ordinary shares, par value $1.00 per share	ESGR	The NASDAQ Stock Market	LLC
Depositary Shares, Each Representing a 1/1,000th Interest in a 7.00% Fixed-to-Floating Rate	ESGRP	The NASDAQ Stock Market	LLC
Perpetual Non-Cumulative Preferred Share, Series D, Par Value $1.00 Per Share
Depositary Shares, Each Representing a 1/1,000th Interest	ESGRO	The NASDAQ Stock Market	LLC
in a 7.00% Perpetual Non-Cumulative Preferred Share, Series E, Par Value $1.00 Per Share
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging Growth Company    ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.
On July 28, 2023, Enstar Group Limited (the “Company”) and certain of its subsidiaries, as guarantors, and its wholly-owned subsidiary, Cavello Bay Reinsurance Limited (“Cavello Bay”), as borrower, entered into a $800 million amended and restated letter of credit facility agreement (the “Facility Agreement”) with National Australia Bank Limited (“NAB”), as administrative agent, several L/C issuing bank and documentation agent, NAB and The Bank of Nova Scotia (“Scotiabank”) as joint bookrunners, joint lead arrangers and syndication agents, and NAB, Scotiabank and the other financial institutions party thereto, as lenders.
The Facility Agreement replaces the Company’s existing $800 million letter of credit facility agreement, dated as of August 5, 2019 (the “Prior Facility Agreement”), under which the final commitment period was due to expire on August 5, 2023. For a complete description of the material terms of the Prior Facility Agreement, refer to Item 1.01 of the Company’s Current Report on Form 8-K filed on August 7, 2019, which is incorporated by reference into this Item 1.01.
Pursuant to the Facility Agreement, Cavello Bay may, from time to time during the commitment period, request the issuance of syndicated letters of credit (the “Letters of Credit”) on a senior, unsecured basis up to an aggregate face amount of $800 million. The Letters of Credit will be used to provide collateral support for the reinsurance obligations of Cavello Bay and certain of its affiliates.
Unless terminated earlier in accordance with the terms of the Facility Agreement, the commitment period thereunder will expire one year from the date of the Facility Agreement, subject to Cavello Bay’s right to request up to four one-year extensions of the commitment period, for a maximum of five years.
The Facility Agreement imposes various financial and business covenants on the Company and its subsidiaries, including certain limitations on indebtedness and guarantees; liens; mergers, consolidations and other fundamental changes; and dispositions, in each case subject to certain exceptions as set forth in the Facility Agreement. Generally, the financial covenants require the Company to maintain a gearing ratio of consolidated financial indebtedness to total capitalization of not greater than 0.35 to 1.0 and to maintain a consolidated net worth of not less than the aggregate of (1) $4.3 billion, plus (2) 50% of net income available for distribution to ordinary shareholders of the Company at any time after June 30, 2022 (excluding net unrealized gains or losses on investments), plus (3) 50% of the proceeds of any issuance of ordinary shares of the Company made after June 30, 2022. Calculation of our financial covenants allows for the exclusion of certain indebtedness and unrealized gains or losses on investments as set forth in the Facility Agreement. In addition, the Company must maintain eligible capital in excess of the enhanced capital requirement imposed by the Bermuda Monetary Authority pursuant to the Insurance (Group Supervision) Rules 2011 of Bermuda.
During the existence of any event of default (as defined in the Facility Agreement), the administrative agent may, and at the request of the required lenders shall, terminate the commitments of the lenders or require the immediate deposit of cash collateral in an amount based on a percentage excess of the aggregate face amount of outstanding Letters of Credit. In the event of a payment default or during any event of default, applicable fees or reimbursement interest would accrue at a rate that is 2.0% higher than the rate then in effect.
Certain of the lenders and other parties to the Facility Agreement, and their affiliates, have in the past provided, and may in the future provide, investment banking, underwriting, lending, commercial banking and other advisory services to the Company and its subsidiaries. Such lenders and other parties have received, and may in the future receive, customary compensation from the Company and its subsidiaries for such services.

The foregoing description of the Facility Agreement is qualified by reference to the full text of the Facility Agreement filed as Exhibit 10.1 to this Current Report on Form 8-K, which is incorporated herein by reference.
Item 2.02. Results of Operations and Financial Condition.
On August 2, 2023, the Company issued a press release announcing its results for the quarter ended June 30, 2023 (the "Press Release"), a copy of which is furnished with this report as Exhibit 99.1 and incorporated herein by reference, a Financial Supplement for the quarter ended June 30, 2023 (the "Financial Supplement"), a copy of which is furnished with this report as Exhibit 99.2 and incorporated herein by reference, and an audio update discussing its results for the quarter ended June 30, 2023 (the "Audio Update"). The Press Release, the Financial Supplement and the Audio Update will be available on the "Investor Relations" page of the Company's website located at www.enstargroup.com.
The information contained in the Press Release, the Financial Supplement and the Audio Update is summary information that is intended to be considered in the context of the Company's Securities and Exchange Commission ("SEC") filings and other public announcements that the Company may make, by press release or otherwise, from time to time. The Company undertakes no duty or obligation to publicly update or revise the information contained in the Press Release, the Financial Supplement and the Audio Update, although it may do so from time to time as its management believes is warranted. Any such updating may be made through the filing of other reports or documents with the SEC, through press releases or through other public disclosure.
The information presented in Item 2.02 of this Current Report on Form 8-K and Exhibits 99.1 and 99.2 shall not be deemed to be "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, unless the Company specifically states that the information is to be considered “filed” under the Exchange Act or specifically incorporates it by reference into a filing under the Securities Act of 1933, as amended.
Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
The provisions of Item 1.01 of this Current Report on Form 8-K are incorporated by reference into this Item 2.03.
Item 7.01. Regulation FD Disclosure.
On August 2, 2023, the Company released a presentation (the "Investor Presentation"), a copy of which is attached hereto as Exhibit 99.3 and is incorporated herein by reference. The Company expects to use the Investor Presentation from time to time in connection with presentations to potential investors, industry analysts and others. The Investor Presentation is available under the “Events & Presentations” tab of the Company's “Investor Relations” website located at www.enstargroup.com/events-and-presentations.
By filing this Current Report on Form 8-K and furnishing the information in this Item 7.01, the Company makes no admission as to the materiality of any information in the Investor Presentation that is required to be disclosed solely by reason of Regulation FD.
The information contained in the Investor Presentation includes summary information and forward-looking information relating to Enstar's performance that is intended to be considered in the context of the Company’s SEC filings and other public announcements that the Company may make, by press release or otherwise, from time to time. The Company undertakes no duty or obligation to publicly update or revise the information contained in the Investor Presentation, although it may do so from time to time as its management believes is warranted. Any such updating may be made through the filing of other reports or documents with the SEC, through press releases or through other public disclosure.

Item 9.01. Financial Statements and Exhibits.
Exhibits

Exhibit No.	Description

10.1s	Amended and Restated Letter of Credit Facility Agreement, dated as of July 28, 2023, by and among Enstar Group Limited and certain of its subsidiaries, National Australia Bank Limited, The Bank of Nova Scotia and each of the lenders party thereto.

99.1	Press Release, dated August 2, 2023.

99.2	Financial Supplement for the quarter ended June 30, 2023.

99.3	Investor Presentation.

101	Pursuant to Rule 406 of Regulation S-T, the cover page information in formatted in Inline XBRL.

104	Cover page Interactive Data File (embedded within the Inline XBRL document and included in Exhibit 101).
s Certain of the schedules and similar attachments have been omitted pursuant to Item 601(a)(5) of Regulation S-K. Enstar Group Limited agrees to furnish a copy of the schedules and similar attachments, or any section thereof, to the SEC upon request.

SIGNATURES

    Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ENSTAR GROUP LIMITED

August 2, 2023	By:	/s/ Matthew Kirk
Matthew Kirk
Chief Financial Officer